Exhibit 99.1
Directed Electronics Reports First Quarter 2007 Results
First Quarter 2007 Security and Entertainment Sales Increased 65% to $65 Million
First Quarter Gross Margin improved to 40.6%, from 30.6% for same period last year
Company Reiterates 2007 Revenue and Earnings Guidance
VISTA, CA — May 10, 2007 — Directed Electronics, Inc. (NASDAQ: DEIX) today announced financial results for the first quarter ended March 31, 2007.
Net sales in the first quarter of 2007 were $78 million, an increase of 5% over the prior year first quarter net sales of $74 million. Gross sales of security and entertainment products in the first quarter of 2007 were $65 million, an increase of 65% over the prior year first quarter, primarily driven by the Polk acquisition and strong performance of the definitive technology business. Polk Audio represented $25 million of gross security and entertainment sales in the first quarter. Gross sales of satellite radio products were $15 million in the first quarter of 2007, compared to $36 million in the first quarter of 2006.
Pro forma net income for the first quarter of 2007 was $1.2 million, or $0.05 per diluted share, compared with pro forma net income of $3.6 million, or $0.14 per diluted share, in the first quarter of 2006. GAAP net loss for the first quarter of 2007 was $2.8 million, or $0.11 per diluted share, which includes $5.5 million of expense related to the previously disclosed Omega lawsuit. GAAP net income for the first quarter of 2006 was $4.0 million, or $0.16 per diluted share, which included $0.4 million of one-time income tax benefit related to the revaluation of deferred tax assets and liabilities.
“Our first quarter gross sales and pro forma earnings results were in line with our expectations and we remain confident we will achieve our sales and earnings guidance for the full year of 2007,” stated James E. Minarik, Directed’s President and Chief Executive Officer. “In our core security and entertainment business, we achieved a 65% sales increase, primarily driven by our home audio business which includes the Polk acquisition as well as continued strong growth in our Definitive Technology business. Our security and convenience business was up for the first quarter of 2007 driven primarily by our Canadian acquisitions. Our mobile audio business increased principally due to the Polk acquisition which offset a decline in our mobile video business which was reflective of an overall decline in the mobile video industry. This strong revenue growth combined with lower satellite radio sales improved overall gross margins to 40.6% compared to 30.6% in the first quarter of 2006. As we projected on our fourth quarter 2006 conference call, our strong security and entertainment sales and margin improvement were partially offset by slowing satellite radio sales, the interest associated with satellite radio working capital, and incremental investments in infrastructure.”
“Our first quarter of 2007 satellite radio gross sales of $15 million included a $4.0 million reduction due to a price protection action initiated and funded by SIRIUS in the first quarter of 2007. Principally, this move reduced the retail price of our SL100 (Stiletto) from $349 retail to $249 and the SL10 (Stiletto) from $249 to

$149. These price reductions did not have any effect on our margins as the cost of the associated price protection of our inventory and our retailers’ inventory was reimbursed to us by SIRIUS. Excluding this adjustment, our satellite radio sales in first quarter of 2007 would have been $19 million which is within the range of our Q1, 2007 guidance. We continue to be the leading provider of satellite radio receivers with a 47% market share and we represented approximately 87% of SIRIUS’s aftermarket hardware in the first quarter of 2007,” continued Mr. Minarik. “For satellite radio products, SIRIUS recently reiterated their guidance of over 2 million new net subscribers in 2007, down from 2.7 million in 2006. This reduced subscriber demand along with higher inventory levels at retail at the end of 2006 had a negative impact on our sales of satellite radio products during the first quarter.”
Gross Profit
Gross profit for the first quarter of 2007 increased 39% to $31.6 million, or 40.6% of net sales, compared with $22.8 million, or 30.6% of net sales, in the first quarter of 2006. The gross margin improvement was due to increased sales of higher margin Polk Audio, Definitive Technology and security products combined with reduced sales of lower margin satellite radio receivers.
In 2007, the company expects its higher margin security and entertainment sales to be approximately 65% of sales compared to 50% in 2006, which the company believes will result in higher gross profit margins for 2007.
Balance Sheet and Cash Flows
Directed had $14.1 million in cash as of March 31, 2007. The company generated $22.0 million of free cash flow for the first quarter of 2007 compared to $23.7 million for the first quarter of 2006. The company’s working capital as of March 31, 2007 was $144 million compared to $85 million as of March 31, 2006.
For the first quarter of 2007, pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) was $11.5 million, or 14.7% of net sales, compared to $10.6 million, or 14.2% of net sales, in the prior year first quarter. This increase was primarily due to the Polk acquisition more than offsetting the decline in satellite radio product sales.
GAAP EBITDA for first quarter of 2007 was $5.0 million which primarily reflected $5.5 million of the anticipated legal fees and settlement related to the Omega lawsuit.
In connection with the acquisition of Polk Audio, Directed borrowed an additional $141 million in term debt during the latter half of 2006, bringing the company’s total term debt to $305 million. During the first quarter of 2007, the company decreased its revolver debt from $37 to $20 million as of March 31, 2007. In April, 2007 the company was granted an amendment to its credit facility, allowing a higher leverage ratio to accommodate greater flexibility for potential strategic acquisitions and seasonal activity.
“Our inventory decreased $53 million or 43% during the first quarter of 2007 from $123 million to $70 million,” stated Ron Dutt, Directed’s Chief Financial Officer. “This reduction was driven principally by sell-through of our security and entertainment products, particularly our home audio products and bill backs to SIRIUS on certain inventory management agreements we have with them.”

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Outlook for 2007
For the full year of 2007, the company reiterated that it expects net sales to increase 8% to 16% over 2006 to between $475 and $510 million. Further, the company expects that it will achieve gross sales growth in security and entertainment products in the range of 40% to 46%. Excluding the Polk acquisition, the company expects to achieve growth in the mid-single digits in security and entertainment for 2007. Directed expects sales of satellite radio products to decline by approximately 11% to 22% for the full year of 2007 compared to 2006 and anticipates that the majority of this year over year decline will be experienced in the first half of 2007.
The company reiterated that it expects overall pro forma EBITDA for 2007 to increase to between $74 and $78 million compared to $69 million in 2006.
The company continues to expect 2007 net earnings per diluted share to be in the range of $0.95 to $1.05. This guidance also includes $0.01 of non-cash stock-based compensation expense, $0.04 provision for infrastructure improvements and $0.04 of legal expenses related to a lawsuit filed against Directed by an industry competitor in relation to its satellite radio business, which Directed believes is without merit.
The effective tax rate continues to be stable on a full year basis and the Company expects the rate to be in the range of 38 to 39% for the full year of 2007.
Conference Call and Webcast
Directed Electronics will host a conference call and webcast to discuss its financial results today, May 10, at 5:00 p.m. Eastern Time. The conference call may include forward-looking statements. This call will be webcast live on the Investor Relations section of the company’s website at www.directed.com and will be archived and available for replay approximately three hours after the live event. The audio replay will be available until midnight, May 24, 2007. The company’s financial results are also available online at www.directed.com.
To participate in the conference call, investors should dial 888-802-2225 ten minutes prior to the call. International callers should dial 913-312-1268. A telephone replay of the call will be available through 11:59 p.m. Eastern Time on May 24, 2007 by calling (888) 203-1112 (passcode: 7573434). International callers should dial (719) 457-0820 and use the same passcode.
About Directed Electronics, Inc.
Headquartered in Vista, California, Directed Electronics (NASDAQ: DEIX) is the largest designer and marketer in North America of premium home theater loudspeakers, consumer branded vehicle security, vehicle remote start and convenience systems, and the largest supplier of aftermarket satellite radio receivers based on sales. Directed is also a major supplier of mobile audio and video systems and has exclusive rights to market and sell certain SIRIUS-branded satellite radio receivers and accessories to Directed’s existing U.S. retailer customer base. In the home audio market, Directed designs and markets award-winning Polk Audio® and Definitive Technology® premium loudspeakers. Directed’s broad portfolio of security products, remote start, hybrid systems, GPS tracking, and navigation systems are sold under leading brands including Viper®, Clifford®, Python®, Astroflex®and Autostart®. Directed’s mobile audio and video products include speakers, subwoofers, amplifiers, video screens and digital media players, sold under its Polk MOMO®, Orion®, Precision Power®, Directed Audio®, Xtreme®, Directed Video®, Directed Mobile Media(r) and Automate® brand names. Directed was founded in 1982 and markets its broad portfolio of products through many channels including leading retailers and specialty chains throughout North America and around the world. More information is available at http://www.directed.com.

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Forward-Looking Statements
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to expected sales, expected earnings per share, expected EBITDA, and expected net income. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Directed to be materially different from historical results or from any results expressed or implied by such forward- looking statements. These factors include competition in the consumer electronics industry, development of new products and changing demand of customers, reliance on certain key customers, adverse developments affecting SIRIUS Satellite Radio, challenge of the company’s pricing and promotional practices, reliance on certain manufacturers and their ability to maintain satisfactory delivery schedules, disruption in supply chain, shortages of components and materials, disruption in imports, quality installation of products by customers, significant product returns or product liability claims, compliance with various state and local regulations, remediation of any internal control deficiencies and identified material weaknesses in internal control over financial reporting, risks with international operations, claims related to intellectual property, ability to service debt obligations, disruption in distribution centers, decline in consumer spending, outcome of existing litigation, dependence on senior management, ability to realize on investments made in the business, and integration of acquired businesses. Certain of these factors, as well as various additional factors, are discussed from time to time in the reports filed by Directed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2006. Directed disclaims any intent or obligation to update these forward-looking statements.
Contacts:
Ron Dutt
Executive Vice President and Chief Financial Officer
Phone: (760) 598-6200
John Mills/Anne Rakunas
Integrated Corporate Relations
Phone: (310) 954-1100

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DIRECTED ELECTRONICS, INC.
Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	GAAP		Pro Forma
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	3/31/2007	3/31/2006	3/31/2007	3/31/2006

Net product sales	$76,834	$73,266	$76,834	$73,266
Royalty and other revenue	1,099	1,035	1,099	1,035

Net sales	77,933	74,301	77,933	74,301

Cost of sales	46,299	51,543	45,357	51,543

Gross profit	31,634	22,758	32,576	22,758

Operating expenses:
Selling, general and administrative	23,431	13,646	23,431	13,646
Provision for litigation	5,494	—	—	—

Total operating expenses	28,925	13,646	23,431	13,646

Income from operations	2,709	9,112	9,145	9,112

Other income (expense):
Interest expense, net	(6,959)	(3,275)	(6,959)	(3,275)

Income (loss) before provision for (benefit from) income taxes	(4,250)	5,837	2,186	5,837

Provision for (benefit from) income taxes	(1,482)	1,840	942	2,272

Net income (loss)	$(2,768)	$3,997	$1,244	$3,565

Net income (loss) per common share:
Basic and diluted	$(0.11)	$0.16	$0.05	$0.14

Weighted average number of shares:
Basic and diluted	25,955	25,753	25,955	25,753
This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered “non-GAAP” financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors by excluding specific revenue, costs and expenses that the Company believes are not indicative of core operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the pro forma financial measure with the most directly comparable GAAP-based financial measure.

DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP to Pro Forma Net Income
(unaudited and in thousands, except per share amounts)

	Quarter	Quarter
	Ended	Ended
	3/31/2007	3/31/2006
GAAP net income (loss)	$(2,768)	$3,997
Adjustments:
Gross profit reduction from purchase accounting	942	—
Patent litigation costs	5,494	—
Tax effects of adjustments	(2,424)	—
Revaluation of deferred tax assets and liabilities	—	(432)

Pro forma net income	$1,244	$3,565

GAAP net income (loss) per common share, diluted	$(0.11)	$0.16
Pro forma net income per common share, diluted	$0.05	$0.14

Diluted weighted average number of shares (GAAP and pro forma)	25,955	25,753
DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP Net Income (Loss) to Pro Forma EBITDA (Note 1)
(unaudited and in thousands)

	GAAP		Pro Forma
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	3/31/2007	3/31/2006	3/31/2007	3/31/2006
Net income (loss)	$(2,768)	$3,997	$1,244	$3,565
Adjustments:
Interest expense, net	6,959	3,275	6,959	3,275
Depreciation	632	456	632	456
Amortization	1,684	1,013	1,684	1,013
Taxes	(1,482)	1,840	942	2,272

EBITDA (Note 1)	$5,025	$10,581	$11,461	$10,581

DIRECTED ELECTRONICS, INC.
Reconciliation of Free Cash Flow to Cash Provided by Operating Activities (Note 2)
(unaudited and in thousands)

	Quarter	Quarter
	Ended	Ended
	3/31/2007	3/31/2006
Net cash provided by operating activities	$22,590	$24,224
Purchases of property and equipment	(592)	(479)

Free cash flow (Note 2)	$21,998	$23,745

DIRECTED ELECTRONICS, INC.
Itemization of Net Sales
(unaudited and in thousands)

	Quarter	Quarter
	Ended	Ended
	3/31/2007	3/31/2006
Gross Security and Entertainment Sales	$64,732	$39,234
Gross Satellite Radio Sales	15,431	36,277
Rebates and Discounts	(3,329)	(2,245)

Net Product Sales	76,834	73,266
Royalties and Other Revenue	1,099	1,035

Net Sales	$77,933	$74,301

Note 1: Pro forma EBITDA (earnings before interest, income taxes, depreciation, and amortization) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine a company’s ability to service or incur indebtedness. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.
Note 2: Free Cash Flow is defined as net cash provided by operating activities adjusted for additions to property and equipment. Management uses free cash flow to make decisions based on the Company’s cash resources. Free Cash Flow also is considered to be an indicator of the Company’s liquidity, including its ability to reduce debt. Free Cash Flow is not intended to represent cash flows from operating activities as determined in conformity with accounting principles generally accepted in the United States of America. Free Cash Flow as presented may not be comparable to similarly titled measures reported by other companies since not all companies necessarily define Free Cash Flow in an identical manner, therefore, it is not necessarily an accurate measure of comparison between companies.

DIRECTED ELECTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS

Cash and cash equivalents	$14,137	$9,861
Accounts receivable, net	53,019	157,013
Inventories	70,122	122,697
Other receivables	36,191	1,942
Other current assets	30,862	29,813

Total current assets	204,331	321,326

Property and equipment, net	7,046	7,068
Goodwill and intangible assets, net	340,894	342,729
Other assets	7,306	7,584

	$559,577	$678,707

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$33,460	$116,690
Accrued expenses	23,341	40,630
Current portion of notes payable	3,068	3,068

Total current liabilities	59,869	160,388

Revolving loan	20,000	37,000
Senior notes, less current portion	301,392	302,159
Deferred tax liability	53,473	53,473
Other liabilities	3,352	1,296

Total liabilities	438,086	554,316

Shareholders’ equity	121,491	124,391

	$559,577	$678,707